Exhibit (m)(i)(B)

DIREXION SHARES ETF TRUST

The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Shares ETF Trust Distribution Plan shall be 0.25% for the following Funds:

ACTIVELY MANAGED FUNDS

Direxion Auspice Broad Commodity Strategy ETF

NON-LEVERAGED FUNDS

Direxion NASDAQ-100® Equal Weighted Index Shares

Direxion All Cap Insider Sentiment Shares

Direxion Zacks MLP High Income Index Shares

Direxion iBillionaire Index ETF

Direxion State Street GX Dynamic Moderate Allocation ETF

Direxion Dynamic Low Volatility ETF

Direxion State Street GX Dynamic Inflation Managed Treasury ETF

Direxion Daily Value/Growth Relative Performance ETF

Direxion Daily Growth/Value Relative Performance ETF

Direxion Daily Large/Small Cap Relative Performance ETF

Direxion Daily Small/Large Cap Relative Performance ETF

Direxion Daily Cyclicals/Defensive Relative Performance ETF

Direxion Daily Defensive/Cyclicals Relative Performance ETF

Direxion Daily Emerging/Developed Relative Performance ETF

Direxion Daily Developed/Emerging Relative Performance ETF

1X BEAR FUNDS

Direxion Daily 7-10 Year Treasury Bear 1X Shares

Direxion Daily 20+ Year Treasury Bear 1X Shares

Direxion Daily Corporate Bond Bear 1X Shares

Direxion Daily S&P 500® Bear 1X Shares

Direxion Daily Municipal Bond Taxable Bear 1X Shares

Direxion Daily Small Cap Bear 1X Shares

Direxion Daily Total Bond Market Bear 1X Shares

Direxion Daily CSI 300 China A Share Bear 1X Shares

Direxion Daily S&P Biotech Bear 1X Shares

Direxion Daily Healthcare Bear 1X Shares

Direxion Daily CSI 500 China A Share Bear 1X Shares

Direxion Daily SME-ChiNext 100 China A Shares Bear 1X Shares

Direxion Daily CSI China Internet Index Bear 1X Shares

Direxion Daily MSCI China A Bear 1X Shares

Direxion Daily Cyber Security & IT Bear 1X Shares

Direxion Daily Greece Bear 1X Shares

Direxion Daily Pharmaceutical & Medical Bear 1X Shares

Direxion Daily Frontier 100 Bear 1X Shares

Direxion Daily Emerging Markets Bond Bear 1X Shares

Direxion Daily Consumer Staples Bear 1X Shares

Direxion Daily Consumer Discretionary Bear 1X Shares

Direxion Daily Energy Bear 1X Shares

Direxion Daily Financial Bear 1X Shares

Direxion Daily Industrials Bear 1X Shares

Direxion Daily Materials Bear 1X Shares

Direxion Daily Technology Bear 1X Shares

Direxion Daily Utilities Bear 1X Shares

Direxion Daily MSCI European Financials Bear 1X Shares

Direxion Daily Gold Miners Index Bear 1X Shares

Direxion Daily Dow 30 Bear 1X Shares

Direxion Daily High Yield Bear 1X Shares

Direxion Daily MSCI Real Estate Bear 1X Shares

LEVERAGED FUNDS

1.25X Funds

Direxion Daily S&P 500® Bull 1.25X Shares

Direxion Daily Small Cap Bull 1.25X Shares

1.5X Funds

Direxion S&P 500 Low Volatility Target Beta ETF

Direxion Enhanced Dividend Target Beta ETF

2X Funds

Direxion Daily S&P 500® Bull 2X Shares
Direxion Daily CSI 300 China A Share Bull 2X Shares
Direxion Daily Small Cap Bull 2X Shares
Direxion Daily S&P 500 Low Volatility Bull 2X Shares	Direxion Daily S&P 500 Low Volatility Bear 2X Shares
Direxion Daily MLP Bull 2X Shares	Direxion Daily MLP Bear 2X Shares
Direxion Daily Emerging Market Bond Bull 2X Shares	Direxion Daily Emerging Market Bond Bear 2X Shares
Direxion Daily Cyber Security & IT Bull 2X Shares	Direxion Daily Cyber Security & IT Bear 2X Shares
Direxion Daily Pharmaceutical & Medical Bull 2X Shares	Direxion Daily Pharmaceutical & Medical Bear 2X Shares
Direxion Daily CSI 500 China A Share Bull 2X Shares
Direxion Daily SME-ChiNext 100 China A Shares Bull 2X Shares
Direxion Daily CSI China Internet Index Bull 2X Shares
Direxion Daily MSCI China A Bull 2X Shares
Direxion Daily Clean Energy Bull 2X Shares	Direxion Daily Clean Energy Bear 2X Shares
Direxion Daily Greece Bull 2X Shares
Direxion Daily Biotech Bull 2X Shares	Direxion Daily Biotech Bear 2X Shares
Direxion Daily MSCI European Financials Bull 2X Shares	Direxion Daily MSCI European Financials Bear 2X Shares
Direxion Daily High Yield Bull 2X Shares	Direxion Daily High Yield Bear 2X Shares
Direxion Daily Silver Miners Index Bull 2X Shares	Direxion Daily Silver Miners Index Bear 2X Shares
Direxion Daily Income Preferred Bull 2X Shares	Direxion Daily Income Preferred Bear 2X Shares
Direxion Daily TIPS Bull 2X Shares
Direxion Daily Value/Growth Relative Performance 2X ETF
Direxion Daily Growth/Value Relative Performance 2X ETF
Direxion Daily Large/Small Cap Relative Performance 2X ETF

Direxion Daily Small/Large Cap Relative Performance 2X ETF
Direxion Daily Cyclicals/Defensive Relative Performance 2X ETF
Direxion Daily Defensive/Cyclicals Relative Performance 2X ETF
Direxion Daily Emerging/Developed Relative Performance 2X ETF
Direxion Daily Developed/Emerging Relative Performance 2X ETF

3X Funds

Direxion Daily 7-10 Year Treasury Bull 3X Shares	Direxion Daily 7-10 Year Treasury Bear 3X Shares
Direxion Daily 20+ Year Treasury Bull 3X Shares	Direxion Daily 20+ Year Treasury Bear 3X Shares
Direxion Daily MSCI Brazil Bull 3X Shares
Direxion Daily FTSE China Bull 3X Shares	Direxion Daily FTSE China Bear 3X Shares
Direxion Daily Clean Energy Bull 3X Shares	Direxion Daily Clean Energy Bear 3X Shares
Direxion Daily Corporate Bond Bull 3X Shares	Direxion Daily Corporate Bond Bear 3X Shares
Direxion Daily MSCI Developed Markets Bull 3X Shares	Direxion Daily MSCI Developed Markets Bear 3X Shares
Direxion Daily MSCI Emerging Markets Bull 3X Shares	Direxion Daily MSCI Emerging Markets Bear 3X Shares
Direxion Daily Energy Bull 3X Shares	Direxion Daily Energy Bear 3X Shares
Direxion Daily Financial Bull 3X Shares	Direxion Daily Financial Bear 3X Shares
Direxion Daily Gold Miners Index Bull 3X Shares	Direxion Daily Gold Miners Index Bear 3X Shares
Direxion Daily Healthcare Bull 3X Shares	Direxion Daily Healthcare Bear 3X Shares
Direxion Daily MSCI India Bull 3X Shares
Direxion Daily Latin America Bull 3X Shares
Direxion Daily Mid Cap Bull 3X Shares	Direxion Daily Mid Cap Bear 3X Shares
Direxion Daily Municipal Bond Taxable Bull 3X Shares
Direxion Daily Natural Gas Related Bull 3X Shares	Direxion Daily Natural Gas Related Bear 3X Shares
Direxion Daily MSCI Real Estate Bull 3X Shares	Direxion Daily MSCI Real Estate Bear 3X Shares
Direxion Daily Regional Banks Bull 3X Shares	Direxion Daily Regional Banks Bear 3X Shares
Direxion Daily Retail Bull 3X Shares
Direxion Daily Russia Bull 3X Shares	Direxion Daily Russia Bear 3X Shares
Direxion Daily S&P 500® Bull 3X Shares	Direxion Daily S&P 500® Bear 3X Shares
Direxion Daily Semiconductor Bull 3X Shares	Direxion Daily Semiconductor Bear 3X Shares
Direxion Daily Small Cap Bull 3X Shares	Direxion Daily Small Cap Bear 3X Shares
Direxion Daily MSCI South Korea Bull 3X Shares
Direxion Daily Technology Bull 3X Shares	Direxion Daily Technology Bear 3X Shares
Direxion Daily Junior Gold Miners Index Bull 3X Shares	Direxion Daily Junior Gold Miners Index Bear 3X Shares
Direxion Daily FTSE Europe Bull 3X Shares
Direxion Daily MSCI Japan Bull 3X Shares
Direxion Daily Homebuilders & Supplies Bull 3X Shares	Direxion Daily Homebuilders & Supplies Bear 3X Shares
Direxion Daily S&P Biotech Bull 3X Shares	Direxion Daily S&P Biotech Bear 3X Shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares	Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares

Direxion Daily FTSE Cürex USD Bull 3X Shares	Direxion Daily FTSE Cürex USD Bear 3X Shares
Direxion Daily FTSE Cürex EUR Bull 3X Shares	Direxion Daily FTSE Cürex EUR Bear 3X Shares
Direxion Daily FTSE Cürex YEN Bull 3X Shares	Direxion Daily FTSE Cürex YEN Bear 3X Shares
Direxion Daily S&P 500® Low Volatility Bull 3X Shares	Direxion Daily S&P 500® Low Volatility Bear 3X Shares
Direxion Daily MLP Bull 3X Shares	Direxion Daily MLP Bear 3X Shares
Direxion Daily Emerging Market Bond Bull 3X Shares	Direxion Daily Emerging Market Bond Bear 3X Shares
Direxion Daily Dow 30 Bull 3X Shares	Direxion Daily Dow 30 Bear 3X Shares
Direxion Daily Consumer Discretionary Bull 3X Shares	Direxion Daily Consumer Discretionary Bear 3X Shares
Direxion Daily High Yield Bull 3X Shares	Direxion Daily High Yield Bear 3X Shares
Direxion Daily Consumer Staples Bull 3X Shares	Direxion Daily Consumer Staples Bear 3X Shares
Direxion Daily Utilities Bull 3X Shares	Direxion Daily Utilities Bear 3X Shares
Direxion Daily MSCI Canada Bull 3X Shares	Direxion Daily MSCI Canada Bear 3X Shares
Direxion Daily Aerospace and Defense Bull 3X Shares	Direxion Daily Aerospace and Defense Bear 3X Shares
Direxion Daily MSCI Mexico Bull 3X Shares	Direxion Daily MSCI Mexico Bear 3X Shares
Direxion Daily Transportation Bull 3X Shares	Direxion Daily Transportation Bear 3X Shares
Direxion Daily Industrials Bull 3X Shares	Direxion Daily Industrials Bear 3X Shares
Direxion Daily Mining and Metals Bull 3X Shares	Direxion Daily Mining and Metals Bear 3X Shares
Direxion Daily MSCI Italy Bull 3X Shares	Direxion Daily MSCI Italy Bear 3X Shares
Direxion Daily Pharmaceutical & Medical Bull 3X Shares	Direxion Daily Pharmaceutical & Medical Bear 3X Shares
Direxion Daily EURO STOXX 50 Bull 3X Shares	Direxion Daily EURO STOXX 50 Bear 3X Shares
Direxion Daily TIPS Bull 3X Shares	Direxion Daily TIPS Bear 3X Shares
Direxion Daily Senior Loan Bull 3X Shares	Direxion Daily Senior Loan Bear 3X Shares

Up to 0.25% of average daily net assets. The current authorized maximum annualized fee is 0% of average daily net assets.

Last Updated: February 9, 2017